Exhibit 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT is entered into as of the 16th day of September, 2005, by and between Advanced Cell Technology, Inc., a Nevada corporation (the “Corporation”) and James G. Stewart (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Executive is employed by the Corporation pursuant to the terms of an Employment Agreement (the “Agreement”), dated as of March 13, 2005; and

WHEREAS, the parties wish to amend the Agreement as more fully provided herein;

NOW, THEREFORE, in consideration of the mutual promises and undertakings hereinafter set forth, and intending to be legally bound hereby, the parties hereby agree as follows:

1.             Section 2.A. is hereby amended to read in its entirety as follows:

“STEWART’s annual salary shall be two hundred forty five thousand dollars ($245,000).  STEWART’s salary shall be paid in equal bi-monthly installments, consistent with ACT’s regular pay practices.  STEWART’s salary may be adjusted from time to time by ACT without affecting this Agreement.”

2.             Except as expressly amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, and the Executive has executed this Agreement, as of the date first written above.

ADVANCED CELL TECHNOLOGY, INC.

By:	/s/ William M. Caldwell, IV
Name: William M. Caldwell, IV
Title: Chief Executive Officer

EXECUTIVE

/s/ James G. Stewart
James G. Stewart